SECOND $50,000 NOTE RESTRUCTURE AGREEMENT

This SECOND $50,000.00 NOTE RESTRUCTURE AGREEMENT (this “Agreement”) is made effective as of March 2, 2015 (the “Effective Date”) by and among Reality Capital Management Limited (the “Note Holder”) and Textmunication Holdings, Inc. (the “Company”)

WHEREAS, on or about November 7, 2013, the Company issued to the Note Holder its Senior Secured Convertible Promissory Note Due November 7, 2014 in the aggregate principal face amount of $50,000 attached hereto as Exhibit A (the “Original Note”),

WHEREAS, on November 13, 2014 the Company and Note Holder reached a restructure agreement with the following terms:

a)	The current Note maturity date will be extended to June 30, 2015;

b)	The Company will issue in 10 days from the date of this agreement 1,000,000 shares of restricted common stock of the company to the Note Holder as consideration for the extension in the maturity date;

c)	The Company acknowledges that is in arrears on interest totaling $3,750 and agrees to pay such arrears as follows:

a.	$1,250 on Nov 30, 2014

b.	$1,250 on Dec 31, 2014

c.	$1,250 on Jan 31, 2015

d)	The Note will retain all rights granted from the original Note issued November 7, 2013 including the collateral of 59,400,000 shares.

e)	Quarterly interest payment will be paid as follows:

a.	$2,500 on Feb 7, 2015

b.	$2,500 on May 7, 2015

c.	Remaining interest and full principal on June 30, 2015

WHEREAS, on February 27, 2015, the Company and Note Holder reached a second restructure agreement with the following terms:

a)	The Note will contain the terms as stated above in connection with the November 13, 2014 restructure, except as revised below;

b)	The Company will pay the Note Holder $20,000 on or before March 9, 2015;

c)	The Note covllateral will be reduced to 35,640,000 shares; and

d)	Remaining interest of $2,500 and remaining principal of $30,000 will be due on June 30, 2015.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.	Both the Company and the Note Holder agree to the February 27, 2015 second restructure of the original Senior Secure Convertible Promissory Note and November 13, 2014 restructure as described above.

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2.	Representations, Warranties and Agreements. The Note Holder represents and warrants to, and agrees with, the Assignee that:

a.	The Note Holder has full right, power and authority to enter into this Agreement and that this Agreement, when delivered, shall constitute a legal, valid and binding obligation of the Note Holder, enforceable against the Note Holder in accordance with its terms.

b.	The Note Holder has the sole and unrestricted right to sell and/or transfer the Note.

c.	Neither the execution and delivery of this Agreement by the Note Holder, nor the consummation by the Note Holder of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Note Holder, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Note Holder or any of the Note Holder’s properties or assets, the violation of which would have a material adverse effect upon the Note Holder, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Note Holder is a party or by which the Note Holder or any of the Note Holder’s properties or assets may be bound which would have a material adverse effect upon the Note Holder.

d.	The Note Holder is not aware of any threatened, or pending dispute or challenge that would interfere with the restructure of the Note contemplated hereby, or the general purpose of this Agreement.

e.	The Note is fully assignable.

f.	The Note Holder is not and has not at any time been an Affiliate, as that term is defined in the Securities Act of 1933, as amended, of the Company.

3.	Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes and replaces in their entirety the original Senior Secure Note dated November 7, 2013, the November 13, 2014 restructure, and any prior agreements, understandings or discussions of the Parties with respect to the subject matter hereof. The Parties agree that there do not exist any other written or oral terms or agreements except for those contained in this Agreement.

4.	Headings. Headings herein are for reference purposes only and do not form a part of the Agreement.

5.	Amendment and Waiver. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Note Holder or the Assignee from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Note Holder or Assignee and (ii) only in the specific instance and for the specific purpose for which made or given.

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6.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law and the parties will attempt to modify this agreement by insertion, deletion or revision so as to accomplish the original intent in a fashion that is not so prohibited or invalid.

7.	Successors. This Agreement shall inure to the benefit of and bind any and all heirs, successors in interest and assigns of the Parties, as applicable.

8.	Venue. The Parties irrevocably submit exclusively to the jurisdiction of the State of Nevada in any action brought by the Parties concerning this Agreement or the performance thereof.

9.	Choice of Law. This Agreement shall be governed by, construed and entered in accordance with the laws of the State of Nevada applicable to contracts deemed to be made within such state, without regard to choice of law or conflict of law provisions thereof.

10.	Interpretation. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted it.

11.	Survival. Sections 1-13, inclusive, of this Agreement shall survive the termination of this Agreement by either Party for any reason.

12.	Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

Note Holder: Reality Capital Management Limited

By:
Its:

Textmunication Holdings, Inc. (formerly FSTWV, Inc.)

By:
Name:	Wais Asefi
Title:	President

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EXHIBIT A

[Attach Original Note]

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